Page 31 of 81 Pages

THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL
(i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY
NOTE ISSUED IN EXCHANGE FOR THIS NOTE OR ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND PAYEE HEREUNDER ARE SUBJECT TO THE SUBORDINATION PROVISIONS SET FORTH IN SECTION 2 HEREOF. IN THE EVENT OF A CONFLICT BETWEEN ANY TERMS OF THIS NOTE AND THE TERMS OF SUCH SECTION 2, THE TERMS OF SECTION 2 SHALL GOVERN.

        ----------------------------------------------------------------

                          FUTURELINK DISTRIBUTION CORP.

No. B-____                                                     $____________

                      Senior Subordinated Convertible Note

      FutureLink Distribution Corp., a corporation organized under the laws of the State of Colorado (the "Company"), for value received, hereby promises to pay to the order of _________________ (the "Payee" or the "holder of this Note") or registered assigns at the offices of the Company the principal amount of ___________ Dollars ($_______) (the "Principal Amount") on the earlier of (i) July 19, 2001; (ii) the completion of a public offering of the Company's securities (exclusive of offerings pursuant to registration statements on S-4 or S-8 or comparable limited purpose forms); (iii) the completion (whether through one or a series of sales) of a private offering of the Company's securities resulting in gross proceeds of at least $15,000,000 (except as set forth in Section 6 hereof); or (iv) consummation by the Company of a merger, combination or sale of substantially all of its assets or the purchase by a single entity or person or group of affiliated entities or persons of more than 50% of the Company's outstanding capital stock (the "Maturity Date"). Each payment by the Company pursuant to this Note shall be made without set-off or counterclaim and shall be made in lawful currency of the United States of America and in immediately available funds. Interest on this Note shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 3 hereof.

            Accrued and unpaid interest shall commence on the date hereof and be payable (i) semi-annually on January 31 and July 31 commencing January 31, 2000,
(ii) upon maturity (whether at the Maturity Date, by acceleration or otherwise),
(iii) upon conversion, on the amount converted and (iv) after maturity until paid in full (after as well as before judgment), on demand. Each of the dates referred to in clauses (i), (ii), (iii) and (iv) is sometimes hereinafter referred to as an "Interest Payment Date." All computations of interest hereunder shall be made based on the actual number of days elapsed in a year of 360 days (including the first day but excluding the last day during which any

                                                             Page 32 of 81 Pages


such Principal Amount is outstanding). Interest is payable either (i) in cash or
(ii) in shares of common stock having a value equal to the average of the closing bid prices for the three trading days prior to the Interest Payment Date, the method of dividend payment to be at the discretion of the Company.

      All payments by the Company hereunder shall be applied first to pay any interest which is due, but unpaid, then to reduce the Principal Amount.

      The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees to pay to the holder hereof, on demand, all costs and expenses (including reasonable legal fees and expenses) incurred in connection with the enforcement and collection or this Note.

      This Note is issued is issued to the Payee in connection with a private placement of Notes through Commonwealth Associates L.P., as placement agent ("Commonwealth"), the terms of which are more fully set forth in a Confidential Term Sheet dated July 1, 1999 (the "Term Sheet"), and pursuant to a subscription agreement between the Company and the Payee (the "Subscription Agreement"), a copy of which agreement is available for inspection at the Company's principal office. Notwithstanding any provision to the contrary contained herein, this
Note is subject and entitled to certain terms, conditions, covenants and agreements contained in the Subscription Agreement. Any transferee of this Note, by its acceptance hereof, assumes the obligations of the Payee in the Subscription Agreement with respect to the conditions and procedures for transfer of this Note. Reference to the Subscription Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both principal hereof and interest hereon as provided herein.

      In consideration for the loan evidenced by this Note and other identical notes in the aggregate principal amount of up to $10,000,000 (the "Notes"), the Company shall issue to the holders of the Notes (the "Holders") two-year warrants (the "Warrants") to purchase 37,500 shares of the Company's common stock, $.0005 par value (the "Common Stock") for each $250,000 Principal Amount of Notes held. The Warrants will be exercisable at a per share price equal to $8.50.

      1. Prepayment. The Principal Amount of this Note may not be prepaid, in whole or in part, without the consent of the Payee.

      2. Subordination. The Company, for itself, its successors and assigns, covenants and agrees, and the Payee and each successive holder of this Note, by its acceptance of this Note, likewise covenants and agrees (expressly for the benefit of the present and future holders of the Senior Debt (as hereinafter defined)), that the payment of principal of, and interest on, this Note is hereby expressly subordinated in right of payment to the prior payment in full of the principal of, premium (if any) and interest on, all Senior Debt of the Company (other than the Notes), whether outstanding on the date hereof or hereafter incurred or created. "Senior Debt" means (i) up to $2,000,000 of indebtedness under an existing line of credit with a bank or other financial institution and all renewals, extensions, refundings, amendments and modifications of any such indebtedness and (ii) $8,038,500 principal amount of outstanding Senior Subordinated Convertible Notes.

      The provisions of this Section 2 are not for the benefit of the Company, but are solely for the purpose of defining the relative rights of the holders of the Senior Debt, on the one hand, and the holders of the Notes, on the other hand. Nothing contained herein (i) shall impair, as between the

                                                             Page 33 of 81 Pages


Company and the holder of this Note, the obligations of the Company, which are absolute and unconditional, to pay to the holder hereof all amounts payable in respect of this Note as and when the same shall become due and payable in accordance with the terms hereof or (ii) is intended to or shall affect the relative rights of the holder of this Note and the creditors of the Company, or
(iii) shall prevent the holder of this Note from exercising all rights, powers and remedies otherwise permitted by applicable law or upon a default or Event of Default under this Note as set forth in these subordination provisions.

      3. Computation of Interest.

            A. Base Interest Rate. Subject to subsections 3B and 3C below, the outstanding Principal Amount shall bear interest at the rate of eight percent (8%) per annum.

            B. Penalty Interest. In the event the Note is not repaid on the Maturity Date, the rate of interest applicable to the unpaid Principal Amount shall be adjusted to fifteen percent (15%) per annum from the date of default until repayment; provided, that in no event shall the interest rate exceed the Maximum Rate provided in Section 3C below.

            C. Maximum Rate. In the event that it is determined that, under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Note ("Applicable Usury Laws"), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the "Maximum Rate"), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity. In no event shall any agreed-to or actual exaction as consideration for this Note exceed the limits imposed or provided by Applicable Usury Laws in the jurisdiction in which the Company is resident applicable to the use or detention of money or to forbearance in seeking its collection in the jurisdiction in which the Company is resident.

      4. Covenants of Company

            A. Affirmative Covenants. The Company covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 4A, unless it has otherwise obtained the prior written consent of Commonwealth and a committee of Noteholders holding in the aggregate not less than 10% of the outstanding Principal Amount of the Notes to be designated by Commonwealth (the "Committee"):

            (i) Taxes and Levies. The Company will promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the company shall

                                                             Page 34 of 81 Pages


      not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves in accordance with generally accepted accounting principles ("GAAP") with respect to any such tax, assessment, charge, levy or claim so contested;

            (ii) Maintenance of Existence. The Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a material adverse effect on the Company;

            (iii) Maintenance of Property. The Company will at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business;

            (iv) Insurance. The Company will, to the extent necessary for the operation of its business, keep adequately insured by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

            (v) Books and Records. The Company will at all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with GAAP. Such books and records shall be open at reasonable times and upon reasonable notice to the inspection of the Payee or its agents; and

            (vi) Notice of Certain Events. The Company will give prompt written notice (with a description in reasonable detail) to the Payee of:

                  (a) the occurrence of any Event of Default or any event which, with the giving of notice or the lapse of time, would constitute an Event of Default; and

                  (b) the occurrence of any event of default or any event which, with the giving of notice or the lapse of time, would constitute an event of default under any document or instrument evidencing or governing any indebtedness of the Company and the delivery of any notice effecting the acceleration of any such indebtedness.

            B. Negative Covenants. The Company covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 4B, unless it has otherwise obtained the prior written consent of Commonwealth and the Committee:

            (i) Liquidation, Dissolution. The Company will not liquidate or dissolve, consolidate with, or merge into or with, any other corporation or other entity, except that any wholly-owned subsidiary may merge with another wholly-owned subsidiary or with the Company (so long as the Company is the surviving corporation and no Event of Default shall occur as a result thereof);

                                                             Page 35 of 81 Pages


            (ii) Sales of Assets. The Company will not sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, all or a substantial part of its properties or assets to any person or entity, provided that this clause (ii) shall not restrict any disposition made in the ordinary course of business and consisting of

                  (a) capital goods which are obsolete or have no remaining useful life; or

                  (b) finished goods inventories;

            (iii) Redemptions. The Company will not redeem or repurchase any outstanding equity securities of the Company, except for (a) repurchases of unvested or restricted shares of Common Stock at cost from employees, consultants or members of the Board of Directors pursuant to repurchase options of the Company (1) currently outstanding or (2) hereafter entered into pursuant to a stock option plan or restricted stock plan approved by the Company's Board of Directors or (b) rescission offers contemplated in the Memorandum or necessary or appropriate to address violations of applicable securities laws;

            (iv) Indebtedness. The Company will hereafter not create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness which is not expressly subordinated in right of payment to the Notes other than Senior Debt, as defined in Section 2 hereof and up to $1,000,000 of debt which may be ranked parri passu with the Notes;

            (v) Negative Pledge. The Company will not hereafter create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each, a "Lien") upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                  (a) Liens granted to secure indebtedness incurred to finance the acquisition (whether by purchase or capitalized lease) of tangible assets, but only on the assets acquired with the proceeds of such indebtedness;

                  (b) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (c) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (d) Liens (other than Liens arising under the Employee Retirement Income Security Act of 1974, as amended, or Section 412(n) of the Internal Revenue Code of 1986, as amended) incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits,

                                                             Page 36 of 81 Pages


      or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; and

                  (e) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed;

            (vi) Investments. The Company will not purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities or make or permit to exist any investment or capital contribution or acquire any interest whatsoever in any other person or entity or permit to exist any loans or advances for such purposes except for investments in direct obligations of the United States of America or any agency thereof, obligations guaranteed by the United States of America and certificates of deposit or other obligations of any bank or trust company organized under the laws of the United States or any state thereof and having capital and surplus of at least $500,000,000; provided, however, that nothing contained in this clause (v) shall preclude the Company from making acquisitions for the purpose of expanding its business or transferring funds to wholly-owned subsidiaries for the purpose of operating its business or effecting acquisitions through such subsidiaries.

            (vii) Transactions with Affiliates. The Company will not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, the purchase or sale of any security, the borrowing or lending of any money, or the rendering of any service, with any person or entity affiliated with the Company (including officers, directors and shareholders owning 3% or more of the Company's outstanding capital stock) other than as set forth in (vi) above, except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms not less favorable than would be obtained in a comparable arms-length transaction with any other person or entity not affiliated with the Company and, where the transaction is valued at in excess of $50,000, with the prior consent of Commonwealth;

            (viii) Dividends. The Company will not declare or pay any cash dividends or distributions on its outstanding capital stock.

      5. Events of Default

            A. The term "Event of Default" shall mean any of the events set forth in this Section 5A:

            (i) Non-Payment of Obligations. The Company shall default in the payment of the principal or accrued interest of this Note as and when the same shall become due and payable, whether by acceleration or otherwise.

            (ii) Non-Performance of Affirmative Covenants. The Company shall default in the due observance or performance of any covenant set forth in
      Section 4A, which default shall continue uncured for five (5) days.

            (iii) Non-Performance of Negative Covenants. The Company shall default in the

                                                             Page 37 of 81 Pages


      due observance or performance of any covenant set forth in Section 4B.

            (iv) Bankruptcy, Insolvency, etc. The Company shall:

                  (a) become insolvent or generally fail or be unable to pay, or admit in writing its inability to pay, its debts as they become due;

                  (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief; or

                  (e) take any corporate or other action authorizing, or in furtherance of, any of the foregoing.

            (v) Cross-Default. The Company shall default in the payment when due of any amount payable under any other obligation of the Company for money borrowed in excess of $100,000.

            (vi) Cross-Acceleration. Any senior debt or any other indebtedness of the Company in an aggregate principal amount exceeding $100,000 (i) shall be duly declared to be or shall become due and payable prior to the stated maturity thereof or (ii) shall not be paid as and when the same becomes due and payable including any applicable grace period.

            (vii) Warrants. The Company shall violate any material representation, warranty or obligation under the Warrants.

            B. Action if Bankruptcy. If any Event of Default described in clauses (iv)(a) through (d) of Section 5A shall occur, the outstanding principal amount of this Note and all other obligations hereunder shall automatically be and become immediately due and payable, without notice or demand.

            C. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (iv)(a) through (d) of Section
5A) shall occur for any reason, whether voluntary or involuntary, and be continuing, the holder of the Note may, upon notice to the Company, declare all or any portion of the outstanding principal amount of the Notes together with

                                                             Page 38 of 81 Pages


interest accrued thereon to be due and payable and any or all other obligations hereunder to be due and payable, whereupon the full unpaid principal amount hereof, such accrued interest and any and all other such obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment.

      6. Conversion of Note.

            A. Automatic Conversion. If prior to the Maturity Date, the Company completes a private placement of its debt or equity securities resulting in gross proceeds to the Company of at least $15,000,000 (a "Subsequent Placement") and the terms of the Subsequent Placement are consented to by Commonwealth and the Committee (a "Subsequent Conversion Placement"), the outstanding Principal Amount shall be automatically converted as payment for the Payee's investment into the securities sold in the Subsequent Conversion Placement without any further action on the part of the Payee. Upon cancellation of this Note in connection with the Payee's investment in the Subsequent Conversion Placement, all accrued interest shall be paid. The securities issuable upon conversion of this Note into the Subsequent Conversion Placement are referred to herein as the "Placement Securities."

            B. Optional Conversion. If this Note has not been converted pursuant to the provision for automatic conversion set forth in subsection 6A above or the Company has not otherwise completed a Subsequent Placement on or prior to April 19, 2000, the Payee shall have the right, at its option, at any time up to and including the Maturity Date, to convert any portion of the outstanding Principal Amount of this Note into shares of Common Stock of the Company at a price equal to $8.50 per share (the "Conversion Price"), subject to adjustment as provided in subsection 6C below. The shares of Common Stock issuable upon conversion of this Note at the Conversion Price are referred to herein as the "Conversion Shares."

            C. Adjustment of Conversion Price. The Conversion Price in effect at any time and the number and kind of securities issuable upon conversion of the Notes shall be subject to adjustment from time to time upon the happening of certain events as follows:

            (i) In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the applicable Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the number of shares determined by multiplying the Conversion Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

            (ii) In the event the Company defaults in any payment of principal under the Notes, the Conversion Price shall be reset to the lower of $4.25 or one-half the Conversion Price then in effect, subject to further adjustment in accordance with Subsection (i) above.

                                                             Page 39 of 81 Pages


            (iii) Whenever the Conversion Price payable upon conversion of each
      Note is adjusted pursuant to Subsection (i) or (ii) above, the number of Conversion Shares purchasable upon conversion of this Note shall simultaneously be adjusted by multiplying the number of Conversion Shares initially issuable upon conversion of this Note by the Conversion Price in effect on the date hereof and dividing the product so obtained by the Conversion Price, as adjusted.

            (iv) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (x) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 6C shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 6C to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Conversion Price, in addition to those required by this Section 6C, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Notes).

            (v) Whenever the Conversion Price is adjusted, as herein provided, the Company shall promptly, but no later than 10 days after any request for such an adjustment by Commonwealth or the Committee, cause a notice setting forth the adjusted Conversion Price and adjusted number of Shares issuable upon conversion of each Note, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holders at their last addresses appearing in the Note Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. In the event the Company does not provide the Holder with such notice and information within 10 days of a request by the Holder, then notwithstanding the provisions of this Section 6C, the Conversion Price shall be immediately adjusted to equal the lowest Offering Price, Subscription Price or Conversion Price, as applicable, since the date of this Note, and the number of Conversion Shares issuable upon conversion of this Note shall be adjusted accordingly. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 6C, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

            (vi) In the event that at any time, as a result of an adjustment made pursuant to Subsection (i) above, the Holder of this Note thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon conversion of this Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (i) to (iii), inclusive above.

            (vii) Reorganization of the Company. In case of any reclassification or capital

                                                             Page 40 of 81 Pages


      reorganization, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or capital reorganization) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the holder of this Note shall have the right thereafter upon conversion of this Note in accordance with the provisions of this Section 6, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been received upon conversion of this Note immediately prior to such reclassification, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Note. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such properties shall assume, by written instrument executed and mailed or delivered to the holder of this Note at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities, cash or properties as, in accordance with the foregoing provisions, such holder may be entitled to acquire. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions. Nothing herein shall be construed as to require the consent of the holder to any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition.

            D. Mechanics of Conversion.

            (i) Optional Conversion. Before the Payee shall be entitled to convert this Note into Conversion Shares pursuant to the provisions of 6B hereof, the Payee shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for the Conversion Shares are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to the Payee, or to the nominee or nominees of Payee, a certificate or certificates for the number of Conversion Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Note to be converted (the "Conversion Date"), and the person or persons entitled to receive the Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

            (ii) Automatic Conversion. In the event the Notes are to be automatically converted into the Subsequent Conversion Placement pursuant to the provisions of Section 6A hereof, the Company shall deliver to the Payee at its address appearing on the records of the Company a written notice of the imminent conversion of this Note (the "Conversion Notice"), requesting surrender of this Note for cancellation and written instructions regarding the registration and delivery of certificates for representing the Placement Securities. In the

                                                             Page 41 of 81 Pages


      event the Payee receives a Conversion Notice, the Payee shall be required to surrender this Note for cancellation within five business days of the Conversion Notice, but the failure of the Payee so to surrender this Note shall not affect the conversion of the outstanding Principal Amount into Placement Securities, provided that if a Note is not surrendered, an affidavit of lost note shall be provided. No holder of this Note shall be entitled upon conversion of this Note to have the Placement Securities registered in the name of another person or entity without first complying with all applicable restrictions on the transfer of this Note. In the event the Payee does not provide the Company with written instructions regarding the registration and delivery of certificates for the Placement Securities, the Company shall issue such securities in the name of the Payee and shall forward such certificates to the Payee at its address appearing on the records of the Company. The person entitled to receive the Placement Securities shall be deemed to have become the holder of record of such shares at the close of business on the Conversion Date. The Company may rely on record ownership of this Note for all corporate purposes, notwithstanding any contrary notice. After the Conversion Date, this Note shall, until surrendered to the Company, represent the right to receive the Placement Securities plus accrued and unpaid interest on the Principal Amount of this Note through, but excluding the Conversion Date.

            E Cash Payments. No fractional shares (or scrip representing fractional shares) of Common Stock shall be issued upon conversion of this Note. In the event that the conversion of the Principal Amount of this Note would result in the issuance of a fractional share of Common Stock, the Company shall pay a cash adjustment in lieu of such fractional share to the holder of this Note based upon the Conversion Price. Upon the surrender of this Note, accrued and unpaid interest on the Principal Amount of this Note converted pursuant to
Section 6 shall be paid by the Company to the holder of this Note through but excluding the Conversion Date.

            F. Stamp Taxes, etc. The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of this Note; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of this Note, and the Company shall not be required to issue or deliver any such certificate unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the Company's satisfaction that such tax has been paid.

            G. Validity of Stock. All shares of Common Stock or Placement Securities which may be issued upon conversion of this Note will, upon issuance by the Company in accordance with the terms of this Note, be validly issued, free from all taxes and liens with respect to the issuance thereof (other than those created by the holders), free from all preemptive or similar rights and fully paid and non-assessable.

            H. Reservation of Shares. The Company covenants and agrees that it will at all times have authorized and reserved, solely for the purpose of such possible conversion, out of its authorized but unissued shares, a sufficient number of shares of its Common Stock to provide for the exercise in full of the conversion rights contained in this Note.

            I. Notice of Certain Transactions. In case at any time:

                                                             Page 42 of 81 Pages


            (i) The Company shall declare any dividend upon, or other distribution in respect of, its Common Stock; or

            (ii) The Company shall offer for subscription to the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into shares of stock or any rights to subscribe thereto; or

            (iii) There shall be any capital reorganization or reclassification of the capital stock of the Company, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification); or

            (iv) There shall be a voluntary or involuntary dissolution; liquidation or winding up of the Company;

      then, in any one or more of said cases, the Company shall cause to be mailed to the registered holder of this Note at the earliest practicable time (and, in any event not less than 20 days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or such reorganization, reclassification, sale, consolidation, merger or dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the kind and amount of the shares of stock and other securities and property deliverable upon the conversion of this Note. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger or dissolution, liquidation or winding-up, as the case may be.

      Nothing herein shall be construed as the consent of the holder of this Note to any action otherwise prohibited by the terms of this Note or as a waiver of any such prohibition.

      7. Amendments and Waivers.

            A. The provisions of this Note may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and the holders of not less than 50% in Principal Amount of the Notes (the "Required Holders"); provided, however, that no such amendment, modification or waiver:

            (i) which would modify this Section 7A, change the definition of "Required Holders", extend the Maturity Date for more than 120 days, or subject the Payee under each Note to any additional obligations shall be made without the consent of the Payee of each Note, or

            (ii) which would reduce the amount of any payment of principal of or interest on

                                                             Page 43 of 81 Pages


      any Principal Amount payable hereunder (or reduce the Principal Amount of or rate of interest payable hereunder) shall be made without the consent of the holder of each Note so affected.

            B. No failure or delay on the part of the Payee in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Payee shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

            C. To the extent that the Company makes a payment or payments to the Payee, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid by the Payee to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made by the Payee or such enforcement or setoff had not occurred.

            D. After any waiver, amendment or supplement under this section becomes effective, the Company shall mail to the holders of the Notes a copy thereof.

      8. Miscellaneous

            A. Registered Holder. The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. In case of transfer of this Note by operation of law, the transferee agrees to notify the Company of such transfer and of its address, and to submit appropriate evidence regarding such transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the holder hereof, in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of the Note not registered at the time of sending the communication.

            B. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Note and the Company hereby waives any right to stay or dismiss on the basis of forum non conveniens any action or proceeding brought before the courts of the State of New York sitting in New York County or of United States of America for the Southern District of New York and hereby submits to the jurisdiction of such courts.

            C. Notices. All notices required or permitted under this Note shall be given in accordance with the Subscription Agreement.

            D. Waiver of Jury Trial. THE PAYEE AND THE COMPANY HEREBY

                                                             Page 44 of 81 Pages


KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE'S PURCHASING THIS NOTE.

      IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer.

                                       FUTURELINK.DISTRIBUTION CORP.

                                       By
                                         ---------------------------------------
                                          Raghu Kilambi, Chief Financial Officer